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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Estée Lauder Companies Inc.:

        We consent to the use of our reports with respect to the consolidated financial statements, and the effectiveness of internal control over financial reporting, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.

        Our report on the consolidated financial statements refers to a change in The Estée Lauder Companies Inc. and subsidiaries' method for quantifying errors based on SEC Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements," and the adoption as of June 30, 2007 of Statement of Financial Accounting Standard No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)." In addition, our report on the consolidated financial statements refers to the adoption, effective July 1, 2007 of Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109."

/s/ KPMG LLP

New York, New York
October 28, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm